[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. EXECUTION COPY MASTER SERVICES AGREEMENT This Master Services Agreement (the “Agreement”) is made on August 6, 2020 (the “Effective Date”) by and between Zosano Pharma Corporation, with a place of business at 34790 Ardentech Court, Fremont, California 94555 (“Zosano”); and Eversana Life Science Services, LLC, with a place of business at 190 N. Milwaukee Street, Milwaukee, WI 53202 (“Eversana”). Zosano and Eversana are hereinafter referred to individually as a “Party” and collectively as the “Parties”. BACKGROUND Whereas, Zosano is a pharmaceutical company that is developing the Product (as defined below) to treat migraines; Whereas, Eversana is a life sciences services company that has experience supervising and managing sales teams that provide marketing and promotional services related to pharmaceutical products; and Whereas, Zosano wishes to engage Eversana to supervise and manage the day to day Commercialization of the Product in the Territory (as defined below) under the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other consideration received by the Parties, the Parties hereby agree as follows: 1. DEFINITIONS For the purposes of this Agreement, the following words and expressions shall have the stated definitions: 1.1. “Act” means the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), as amended from time to time, together with any rules, regulations, guidances, guidelines and requirements of the FDA as may be in effect from time to time. 1.2. “Adverse Event” means the development of an undesirable medical condition or the deterioration of a pre-existing medical condition following or during exposure to the Product, whether or not considered causally related to the Product, the exacerbation of any pre- existing condition(s) occurring following or during the use of the Product or any other adverse event, adverse experience, adverse drug experience, life-threatening adverse drug experience, serious adverse drug experience, or unexpected adverse drug experience as defined and/or as described in the FDA’s Investigational New Drug safety reporting and post-marketing reporting regulations, 21 C.F.R. § 312.32 and § 314.80, respectively, as they may be amended from time to time. For purposes of this Agreement, without limiting the forgoing, “undesirable or unexpected medical condition” includes symptoms (e.g., nausea, chest pain), signs (e.g., tachycardia, enlarged liver) or the abnormal results of an investigation (e.g., laboratory findings, electrocardiogram), including without limitation unfavorable side effects, toxicity, injury, overdose, sensitivity reactions or failure of the Product to exhibit its expected pharmacologic/biologic effect.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. 1.3. “Affiliate” means any entity that is, directly or indirectly, controlled by, under common control with, or in control of a party, where “control” means power to elect or appoint a majority of directors or to direct the management of an entity. 1.4. “Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, the Anti-Kickback Statute, the False Claims Act, the Department of Health and Human Services Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, released April 2003, the Antifraud and Abuse Amendment to the Social Security Act, and any other applicable law, rule, regulation or industry code governing anti-bribery and anti-corruption laws and laws for the prevention of kickbacks, fraud, abuse, racketeering, money laundering or terrorism. 1.5. “Applicable Law” means (a) all applicable laws, rules and regulations, including without limitation any applicable rules, regulations, guidelines or other requirements of Governmental Authorities that may be in effect in the Territory from time to time during the Term, including without limitation (i) the Act, (ii) the PDMA, (iii) Anti-Corruption Laws, (iv) all federal, state or local statutes, laws, ordinances, regulations or guidelines relating to employment, safety and health of employees and the withholding and payment of required taxes with respect to employees, and (v) all federal, state or local statutes, laws, ordinances, regulations or guidelines relating to data protection and privacy, including without limitation the United States Department of Health and Human Services privacy rules under the Health Insurance Portability and Accountability Act and the Health Information Technology for Economic and Clinical Health Act and (b) the PhRMA Code on Interactions with Healthcare Professionals. 1.6. “Arising Product IP” means all Know-How and other Intellectual Property Rights relating to the Product arising out of or in connection with either Party’s or their respective Affiliates’ activities under or in connection with this Agreement. Arising Product IP excludes any Eversana IP or any Zosano IP. 1.7. “Business Day” means a day on which companies in the United States are generally open for business. 1.8. “Change of Control” means (a) the closing of a merger, consolidation, liquidation or reorganization of Zosano into or with another company or other legal person, after which merger, consolidation, liquidation or reorganization the capital stock of Zosano outstanding prior to consummation of the transaction is not converted into or exchanged for or does not represent more than 50% of the aggregate voting power of the surviving or resulting entity; (b) the direct or indirect acquisition by any person (as the term “person” is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting capital stock of Zosano, in a single or series of related transactions; or (c) the sale, exchange, or transfer of all or substantially all of the assets of Zosano to which this Agreement pertains (other than a sale, exchange, or transfer to one or more entities where the stockholders of the Company immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entities to which the assets were transferred). 1.9. “Commercial Launch” is the date of first commercial sale of the Product to a Customer in the Territory. 2

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. 1.10. “Commercial Services” means the services set forth in Exhibit B. 1.11. “Commercialization,” “Commercialize” and “Commercializing” mean any and all customary processes and activities undertaken by a pharmaceutical company to accomplish the commercialization of a pharmaceutical product, including without limitation with respect to the Product, the storage, distribution, sales activities, promotion and marketing of the Product and managing returns of the Product, the conduct of Patient Access Programs, Patient Assistance Programs, and reimbursement activities, but expressly exclude activities related to development or clinical testing of the Product or Manufacturing of the Product, and expressly excludes, as to Eversana, booking sales of the Product. For clarity, all product sales shall be booked by, and in the name of, Zosano. 1.12. “Commercialization Budget” means the budget for Commercializing the Product as approved by the Joint Management Committee, as such budget may be amended by the Joint Management Committee from time to time. 1.13. “Commercialization Fees” shall have the meaning set forth in Section 5.4. 1.14. “Commercialization Plan” means the plan for Commercializing the Product as approved by the Joint Management Committee, as such plan may be amended by the Joint Management Committee from time to time. 1.15. “Commercially Reasonable Efforts” means the efforts and resources which would be used (including the promptness in which such efforts and resources would be applied) by a similarly situated Party conducting similar activities for products of similar nature, consistent with generally accepted industry standards with regard to the activity to be undertaken. 1.16. “Competing Product” means a product with an indication approved by FDA for the [***]. 1.17. “Confidential Information” means all business, operational, marketing, financial, technical, manufacturing, scientific, or other information that is confidential or proprietary to a Party, or an Affiliate of a Party, provided by or on behalf of such Party or its Affiliate to the other Party pursuant to this Agreement and not generally known to the public. Confidential Information includes Manufacturing Data (which shall be deemed Confidential Information disclosed by Zosano) and this Agreement (and the terms hereof, which collectively shall be deemed Confidential Information disclosed by each Party). Confidential Information of the disclosing Party may include processes and methods, process specifications and designs, inventions, Know-How, intellectual property, business and marketing plans, financial information, customer data, research and development activities and other materials or information relating to business or activities which are not generally known to the public, all confidential information of Third Parties in the possession of the disclosing Party; and all notes, analysis, compilations, studies, summaries and other material prepared by or for the disclosing Party containing or based, in whole or in part, on any information included in the foregoing. 1.18. “Corporate Trademarks” means the trade names, corporate names and corporate logos of Zosano or Zosano’s Affiliates, not specific to the Product, that are used in the Prescribing Information, Promotional Materials, training materials or other material provided hereunder or that are authorized or approved by Zosano for use in connection with Eversana’s performance of activities under this Agreement. 3

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. 1.19. “Customer” means any Third-Party purchaser of the Product that is not an Affiliate of a Party. 1.20. “Dedicated Employees” shall have the meaning set forth in Section 3.2.e. 1.21. “Detail” means a face-to-face visit during which a Sales Force representative makes a presentation with respect to the Product to an Eligible Prescriber, such that (i) the relevant characteristics of the Product are described by the Sales Force representative in a fair and balanced manner consistent with the requirements of this Agreement and Applicable Law, (ii) the Product is the only product presented in such presentation to an Eligible Prescriber and (iii) such Eligible Prescriber is given an opportunity to prescribe or place an order for Product in accordance with this Agreement. When used as a verb, “Detail” means to perform a Detail. 1.22. “Eligible Prescriber” means a health care provider that has the authority to prescribe the Product under Applicable Law and, in the event the Commercialization Plan includes the provision of Product samples by members of the Sales Force, Eligible Prescriber shall further mean, as to the provision of Product samples, a health care provider that is allowed to receive Product samples. 1.23. “Eversana IP” means all Know-How and other Intellectual Property Rights (a) in Eversana’s possession and control of as of the Effective Date of this Agreement (“Eversana Pre- existing IP”) or (b) independently developed by or on behalf of Eversana during the Term outside of the scope of this Agreement. 1.24. “Executive Officers” means, with respect to Zosano, its Chief Executive Officer, and with respect to Eversana, its Chief Executive Officer. 1.25. “FDA” means the Unites States Food and Drug Administration. 1.26. “Field” means the [***]. 1.27. “Field Alert” means a field alert report, as required under 21 C.F.R. § 314.81(b)(1), as such regulation may be amended from time to time. 1.28. “Functional Services” means the services set forth in Exhibit C. 1.29. “Governmental Authority” means any federal, state or local court, administrative agency, commission or other governmental authority or instrumentality, including without limitation the FDA, having authority in the United States over the activities contemplated hereunder. Governmental Authority shall include any Regulatory Authority. 1.30. “Intellectual Property Rights” means all intellectual property rights anywhere in the world, whether or not registered, including without limitation patents, utility models, rights in inventions, trademarks, service marks, rights in trade dress (including without limitation product configuration and packaging), rights in business and trade names, rights in domain names, designs, copyrights, trade secrets, rights in Know-How and confidential information, and, in each case, rights of a similar or corresponding character. 1.31. “Joint Management Committee” or “Committee” has the meaning set forth in Section 4. 4

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. 1.32. “Know-How” means all proprietary information related to a product or service, including without limitation all patentable and non-patentable inventions, discoveries, technologies, knowledge, trade secrets, experience, skill, techniques, methods, processes (including without limitation manufacturing processes), procedures, formulas, compounds, compositions of matter, assays, tests (including without limitation diagnostic tests), materials, specifications, descriptions, results and data (including without limitation Manufacturing Data and Regulatory Documentation), business or financial information or information of any type whatsoever, in any tangible or intangible form, marketing reports, business plans, standard operating procedures, and procedures. 1.33. “Manufacture” and “Manufacturing” mean all activities related to the manufacture of a pharmaceutical product for use or sale in the Territory, including without limitation manufacturing for clinical use or commercial sale, as well as compliance with Applicable Laws relating to the foregoing activities. 1.34. “Manufacturing Costs” means with respect to the Manufacture of Product (a) to the extent that Product is Manufactured by Zosano or its Affiliates, or by a Third Party contract manufacturing organization, the [***] incurred by Zosano or its Affiliate that are [***] attributable to such Manufacture and/or (b) to the extent that the Product is Manufactured by (i) a Third Party and subsequently subject to quality control and quality assurance activities conducted by Zosano or its Affiliates or (ii) Zosano or its Affiliates, the [***] cost of Manufacture of the Product or the performance of such activities, as calculated in a manner consistent with a costing methodology agreed to by the Joint Management Committee. 1.35. “Manufacturing Data” means all data, information, material, and documentation developed or generated with respect to the Manufacturing of a pharmaceutical product, including without limitation manufacturing and control data and other data and documentation requested by or submitted to a Regulatory Authority. 1.36. “NDA” means a New Drug Application filed with the FDA requesting permission to place a drug on the market in accordance with 21 CFR Part 314, and all amendments or supplements filed pursuant to the requirements of the FDA. 1.37. “NDA Approval” means the approval of an NDA by FDA for the Product in the Territory. 1.38. “NDA Approval Date” means date on which Zosano receives NDA Approval. 1.39. “Net Profit” means Net Sales, less the following: [***]. 1.40. “Net Sales” means the gross invoiced price (not including value added taxes, sales taxes or similar taxes) of Product actually sold to a Customer hereunder after deducting, if not previously deducted, from the amount invoiced or received: a. trade and quantity discounts other than early payment cash discounts that are actually allowed or granted; b. rebates, chargebacks and other allowances that are actually allowed or granted; c. credits or allowances actually given or made by Zosano to Customers for rejection or return of the Products to Zosano; 5

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. d. retroactive price reductions that are actually allowed or granted; e. deductions to gross invoice price of such Product required by a Regulatory Authority or other Governmental Authority, including without limitation with respect to a Patient Access Program, Patient Assistance Program, couponing, discount cards or co-pay assistance program designed to provide a discount to the patient for a prescription for the Product; f. the annual fee on branded prescription pharmaceutical manufacturers and importers under the Affordable Care Act, to the extent attributable to the Product; g. a reasonable reserve up to [***] percent ([***]%) of the amount invoiced to cover bad debt, early payment cash discounts, transportation and insurance; and h. the standard inventory cost of devices or delivery systems that are included as part of, and intended for, dispensing or administering the Product. 1.41. “Other Reportable Information” means any communication or other information that is otherwise required to be reported by Eversana to Zosano in accordance with the training to be provided under this Agreement, other than Adverse Events. 1.42. “Out-of-Pocket Costs” means amounts paid by a Party to Third Parties for goods and services required for such Party to perform its obligations under this Agreement. 1.43. “Patient Access Programs” means programs to assist patients with filling their prescriptions, including, without limitation, through co-pay assistance, through help desks, triage procedures, bailment programs, and reduced cost prescription fulfillment to certain eligible patients in financial need. 1.44. “Patient Assistance Programs” means any program to offer the Product free of charge, or at a significant discount, to individuals who are unable to pay for their medication, alternatively known as indigent drug programs, charitable drug programs or medication assistance programs. 1.45. “PDMA” means the Prescription Drug Marketing Act of 1987, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder and in effect from time to time. 1.46. “Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, corporation, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, or any other legal entity, including without limitation a Governmental Authority. 1.47. “Pre-Commercial Fees” means the total fees (including but not limited to Out-of-Pocket Costs) agreed upon by the Committee to be paid by Zosano to Eversana in accordance with the terms set forth herein, for Eversana to perform the Pre-Commercial Services to the extent such fees and costs are incurred prior to Commercial Launch. 1.48. “Pre-Commercial Budget” means the budget for the conduct of the Pre-Commercial Services by Eversana hereunder as approved by the Joint Management Committee, as 6

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. such budget may be amended from time to time. 1.49. “Pre-Commercial Plan” means the plan for the conduct of the Pre-Commercial Services by Eversana hereunder as approved by the Joint Management Committee, as such plan may be amended from time to time. 1.50. “Pre-Commercial Services” means the services set forth in Exhibit A. 1.51. “Prescribing Information” means the FDA-approved labeling for the Product. 1.52. “Product” means Qtrypta (zolmitriptan intracutaneous microneedle system). 1.53. “Product Copyrights” means all copyrightable subject matter related to the Product included in the Prescribing Information, the Promotional Materials, training materials or other material provided hereunder or otherwise authorized or approved by Zosano under this Agreement for use by Eversana in performing the Services. 1.54. “Product Quality Complaint” means any and all manufacturing or packaging-related complaints related to the Product, including without limitation (a) any complaint involving the possible failure of the Product to meet any of the specifications for the Product and (b) any dissatisfaction with the design, package or labeling of the Product. 1.55. “Product Trademarks” means the trademarks used for the Product that are controlled by Zosano during the Term in the Territory, including without limitation any such trademarks for the Product used in the Prescribing Information, Promotional Materials, training materials or other material provided hereunder or otherwise authorized or approved by Zosano, excluding the Corporate Trademarks. 1.56. “Regulatory Authority” means any national, federal, state, or local governmental or regulatory authority, agency, department, bureau, commission, council or other government entity located in the Territory, including without limitation FDA, Centers for Medicare and Medicaid Services (CMS), and the Office of Inspector General of the U.S. Department of Health and Human Services, regulating or otherwise (a) exercising authority with respect to the development, manufacture, approval, registrations, licensing, or commercialization of the Product in such regulatory jurisdiction in the Territory, or (b) having legal authority with respect to the exploitation of the Product in the Territory. 1.57. “Regulatory Documentation” means all applications, registrations, licenses, authorizations and approvals, all correspondence submitted to or received from Regulatory Authorities (including without limitation minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents and all clinical studies and tests, relating to the Product, and all data contained in any of the foregoing, including without limitation all Regulatory Authority approvals, regulatory drug lists, advertising and promotion documents and related FDA submissions and correspondence, adverse event files and complaint files and related FDA submissions. 1.58. “Sales Force” shall have the meaning set forth in Section 3.2.e. 1.59. “Sales & Promotion Policies” means Eversana’s compliance policies and other policies generally applicable to the Commercialization of pharmaceutical products in the Territory, in 7

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. each case approved by Zosano, as the same may be amended, modified or supplemented from time to time upon notice by Eversana to Zosano, provided that any such amendment, modification or supplement is approved by the Committee. 1.60. “Services” means: (a) the day-to-day supervision and management by Eversana of the Commercialization of the Product in the Territory, including without limitation the Pre- Commercial Services, the Commercial Services, and the Functional Services and any other services as may be set forth in a Statement(s) of Work. 1.61. “SGA Costs” means a fixed fee for Zosano’s standard general and administrative costs, which shall be equal to [***] percent ([***]%) of Net Sales for the applicable reporting period. 1.62. “Statement(s) of Work” shall have the meaning set forth in Section 2.8. 1.63. “Term” shall have the meaning set forth in Section 14.1. 1.64. “Territory” means the United States and all of its territories and possessions. 1.65. “Third Party” means any Person other than Zosano, Eversana and their respective Affiliates. 1.66. “Third Party Royalties” means amounts payable by Zosano to Third Parties for licenses or rights related to the Product, which solely for purposes of this Agreement shall be deemed to fixed at [***] percent ([***]%) of Net Sales throughout the Term. 1.67. “Zosano IP” means all Know-How and other Intellectual Property Rights (a) in Zosano’s possession and control of as of the Effective Date of this Agreement (“Zosano Pre-existing IP”) or (b) independently developed by or on behalf of Zosano during the Term outside the scope of this Agreement. 2. APPOINTMENT, EXCLUSIVITY AND STATEMENTS OF WORK 2.1. Appointment. On and from the Effective Date and for the duration of the Term, and subject to the terms of this Agreement, Zosano appoints Eversana to perform the Services, and Eversana hereby agrees to perform the Services in accordance with this Agreement and Applicable Law. Eversana shall use [***] to perform the Services and shall maintain a reasonably adequate number of qualified and trained staff to execute the Services in a [***] and workman like manner in accordance with industry standards. 2.2. Exclusivity. a. License Grant. During the Term, subject to the terms and conditions of this Agreement, Zosano hereby grants Eversana (and [***] (the “Permitted Eversana Affiliate”) a limited, non-transferable, non-sublicensable (except with the prior written consent of Zosano at Zosano’s sole discretion), co-exclusive license under the Zosano IP, Zosano’s interest in the Arising Product IP, the Product Trademarks, and the Corporate Trademarks, solely to the extent necessary for Eversana to perform its obligations and provide the Services in the Territory under this Agreement (the “License”). For clarity, the License does not grant Eversana any right to Manufacture the Product. 8

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. b. Non-Compete. During the Term: (i) no [***] shall, either directly or indirectly, in conjunction with any Third Party or through any other business arrangement, Commercialize a Competing Product in the Territory, including without limitation by [***] (ii) Eversana shall not transfer any [***] to a program that involves [***] for [***]; and (iii) all Eversana employees providing services [***] shall not provide services in connection with any other product for [***] and all such Eversana employees [***] the use of or access to Zosano Confidential Information by employees or independent contractors providing services for [***]. [***]. 2.3. Other Rights and Obligations. a. Eversana acknowledges and agrees that, as between the Parties, Zosano owns all rights, title and interest in and to the Intellectual Property Rights and regulatory rights in the Product. Zosano reserves the right under the Zosano IP, Zosano’s interest in the Arising Product IP, the Product Trademarks, and the Corporate Trademarks, to market and offer for sale Product in the Field in the Territory, through itself or through its Affiliates solely for the purpose of supporting Eversana’s Commercialization of the Product or as provided in Section 2.3.b. Without limiting the foregoing, Zosano shall own all right, title and interest in and to the Product, the Zosano IP, the Product Trademarks, the Corporate Trademarks, and the Product Copyrights, and Arising Product IP, and Eversana shall and hereby does assign to Zosano any and all of its right, title, and interest in, to, and under all Arising Product IP. As requested by Zosano, Eversana shall assign to Zosano all right, title and interest in Arising Product IP, if any, developed by Eversana or its employees during the Term. b. If Zosano desires to obtain Third Party support for Commercialization activities for the Product that are not the subject of a then-existing SOW, Zosano shall first notify Eversana of the nature of the support it is seeking and other material information regarding such potential support. If Eversana reasonably demonstrates that it can provide the relevant support at a quality and cost and in a time period comparable to that available from Third Parties, then the Parties will negotiate in good faith for up to [***] days, or for a period otherwise agreed upon in writing by the parties the terms pursuant to which Eversana would provide such support under a new SOW. If the Parties do not enter into an SOW within such [***] day time period, or if Eversana fails to reasonably demonstrate that it can provide the relevant support at a quality and cost and in a time period comparable to that available from Third Parties, then Zosano shall have the right to engage a Third Party to provide such support. 2.4. Use of Affiliates and Third Parties. With the prior written consent of Zosano (except for the Permitted Eversana Affiliate for which prior consent shall not be required), Eversana shall have the right to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates or through a Third Party; provided, however, that (a) any such Affiliate or Third Party shall be bound by the obligations set forth in this Agreement, (b) any actions, omissions or conduct by such Affiliate or Third Party shall be deemed to be actions, omissions or conduct of Eversana, and (c) Eversana shall remain liable for all acts and omissions of such Affiliates or Third Parties and shall remain responsible for the performance of its obligations under this Agreement. 2.5. Initial Delivery of Information and Materials. Zosano shall promptly deliver to Eversana 9

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. copies or embodiments of all information and materials controlled by Zosano (including Zosano IP, as determined by Zosano) relating to the Product that Zosano in its reasonable discretion deems to be necessary for Eversana to perform the Services in the Territory in accordance with the terms and conditions of this Agreement and Applicable Law. 2.6. Provision of Assistance and Support. Upon written request by Eversana, Zosano shall promptly provide to Eversana or if applicable its Affiliates, such reasonable and currently available information and materials controlled by Zosano relating to the Product as is necessary for Eversana to perform the Services in the Territory in accordance with the terms and conditions of this Agreement and Applicable Law. 2.7. Non-Solicitation. During the Term of this Agreement and, except as permitted under Section 14.3.b below, for a period of [***] after the Term, neither Party shall, directly or indirectly, in any manner solicit for employment, or hire, any employee or contractor of the other Party or induce any such employee or contractor to terminate their employment or contractual relationship with the other Party. A general advertisement or notice of a job listing or opening or other similar general publication of a job search or availability to fill employment positions, including without limitation on the internet, shall not be construed as a solicitation or inducement for the purposes of this provision. If either Party breaches this Section 2.7, the breaching Party shall pay a sum to the other Party equal to [***] payable by the non-breaching Party to the relevant employee, plus the recruitment costs incurred by the non-breaching Party in replacing such individual. 2.8. Statement(s) of Work. Certain Services to be provided by Eversana to Zosano, such as the provision of a Sales Force and other Pre-Commercial Services and Commercial Services, are set forth in detail in this Agreement. The Parties acknowledge and agree that to the extent the Parties agree that Eversana will provide additional Services to Zosano in furtherance of the Commercialization of the Product in the Territory, the details of such additional services shall be set forth in one or more “Statement(s) of Work” or “SOW”. For example, and without limitation, the Parties agree to enter into Statements of Work addressing the provision by Eversana of patient support and market access services. Unless specifically so provided in a Statement of Work, any terms and conditions within a Statement of Work that contradict the terms and conditions set forth in this Agreement shall be null, void and of no force or effect, it being understood and agreed by the Parties that the terms and conditions set forth in this Agreement shall govern and control to the extent of a conflict with the terms and conditions of a SOW with respect to the Services provided by Eversana and the overall relationship of the Parties. Statements of Work are intended solely to set forth a description of the Services not otherwise set forth in this Agreement as well as applicable deliverables, schedules, milestones and payments (if not otherwise set forth herein), with the terms and conditions of this Agreement continuing to apply to such Services in all other respects. 3. COMMERCIALIZATION 3.1. Alliance Managers. Each Party shall designate a single person (each, an “Alliance Manager”) to oversee contact between the Parties for all matters related to Commercialization of the Product in the Field in the Territory by Eversana on behalf of Zosano hereunder. The Alliance Managers shall: (a) strive to function as a single point of contact in all substantive communications with the other Party; and (b) perform any other 10

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. functions agreed in writing by the Parties. Each Party may replace its Alliance Manager at any time by written notice to the other Party. The initial Alliance Managers are set forth on Exhibit E. 3.2. Pre-Commercial Plan and Pre-Commercial Budget; Commercialization Plan and Commercialization Budget a. Content. Promptly after the Effective Date, Eversana shall prepare and submit to the Committee for review and approval (i) a Pre-Commercial Plan and Pre- Commercial Budget and (ii) a Commercialization Plan and a Commercialization Budget, in each case of (i)-(ii), for the relevant Services to be conducted by Eversana on behalf of Zosano for the Product in the Territory hereunder. Eversana is responsible for all activities under the Pre-Commercial Plan and Commercialization Plan, except to the extent the Pre-Commercial Plan and Commercialization Plan accounts for activities and functions as set forth in Exhibit D, which such activities and functions shall instead be provided by Zosano personnel in connection with this Agreement. The Pre-Commercial Budget and Commercialization Budget will include [***]. All subsequent versions of updates to the Pre-Commercial Plan, Pre- Commercial Budget, Commercialization Plan and Commercialization Budget are subject to the written approval of the Committee. It is anticipated that the total amount of Pre-Commercial Fees and Commercialization Fees to be incurred by Eversana and paid or reimbursed by Zosano [***] during the entire Term shall be approximately Two Hundred and Fifty Million Dollars ($250,000,000), subject to the terms and conditions set forth herein. b. Updates. [***], or on another frequency agreed to by the Committee, Eversana shall update the Pre-Commercial Plan, Pre-Commercial Budget, Commercialization Plan and Commercialization Budget to cover Services to be provided during the remainder of the Term. Eversana shall submit such updated Commercialization Plans and Commercialization Budgets to the Committee for review and approval. Within [***] days following such submission, the Committee shall either approve the Pre-Commercial Plan, Pre-Commercial Budget, Commercialization Plan and Commercialization Budget prepared by the Parties or approve a modified Commercialization Plan and Commercialization Budget reflecting adjustments agreed upon by the Committee. Any proposed changes to a previously approved Commercialization Plan or Commercialization Budget shall not take effect unless and until reviewed and approved in writing by the Committee. c. Eversana Responsibilities and Expenses. Eversana shall provide the Services as set forth in the Pre-Commercial Plan and Commercialization Plan and shall be responsible for all costs incurred under the Pre-Commercial Budget and Commercialization Budget, as well as under any additional SOW entered into by the Parties, subject to the reimbursement and payment obligations set forth in Section 5 below. d. Zosano Responsibilities. Zosano shall provide the functions and responsibilities set forth herein, including without limitation Product Manufacturing and obtaining and maintaining all regulatory approvals for the Product in the Territory as required by Applicable Law. 11

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. e. Sales Force. Eversana shall engage employee sales representatives as set forth in the Commercialization Plan (the “Sales Force”) to Commercialize the Product in the Territory and in accordance with this Agreement. Eversana shall engage at least [***] Eversana sales representatives to so Commercialize the Product in the Territory upon the date agreed to by the Committee and set forth in the Commercialization Plan and such sales representatives shall be [***] dedicated to the Product to perform the Commercialization activities for the Product as set forth under Exhibit B (the “Dedicated Employee(s)”). For clarity, and by way of example only, [***]. Eversana would be permitted, subject to the Committee’s written approval, to decrease the number of sales representatives in the Sales Force [***] as appropriate due to [***]. 3.3. Field Observations and Sales Meetings. a. Upon Zosano’s request, Eversana shall conduct a reasonable number of field observations per year, with a minimum of [***] per year per Eversana sales representative (which field observations Zosano may also attend in its reasonable discretion) during normal business hours to evaluate overall quality assurance of the Detailing of the Product by the Sales Force representative. If any such observations indicate that a Detail is not being delivered or received in accordance with the terms set forth in this Agreement or in compliance with Applicable Laws, Eversana shall promptly report such deficiencies to Zosano, and the Alliance Managers shall discuss what, if any, corrective plan of action is required to address such issue; provided that the Committee shall have the sole authority to determine whether to change the content of the Promotional Materials or messages being delivered with respect to the Product during Details. b. At any sales meetings (e.g. annual sales meetings, training meetings, plan of action meetings) in the Territory during which the Product is discussed, Eversana shall have a reasonable number of Eversana personnel with responsibilities for the Product attend such sales meetings (which meetings Zosano may also attend in its sole discretion) and, if necessary, communicate critical Product-related information (as determined by the Committee) at such meetings. 3.4. Training Program and Materials. Eversana shall train the members of the Sales Force, prior to such member performing any Commercialization activities in the Territory hereunder, with respect to: (i) Product knowledge; (ii) competitive product knowledge; (iii) compliance with Applicable Law; (iv) reporting of Adverse Events, Field Alerts, Product Quality Complaints and Other Reportable Information; (v) use of Product samples (if applicable) and Promotional Materials; and (vi) such other information the Committee deems necessary or appropriate. All such Sales Force training conducted by Eversana shall be in accordance with training materials prepared by Eversana and approved in writing by Zosano. Prior to Commercialization of the Product in the Territory, Eversana shall verify to the Committee that each Sales Force representative has (a) satisfactorily completed the initial training, (b) has completed role-playing scenarios of a Detail of the Product and has received a certification from Eversana of competence in connection therewith, and (c) shall verify on an annual basis that each Sales Force representative maintains any required licenses. 3.5. Promotional Materials. Eversana shall be responsible for designing and producing 12

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. promotional, marketing and educational materials (in any form or medium), such as printed brochures, videos, and other materials for use by Sales Force representatives, distributors or medical providers or in advertisements or web sites (“Promotional Materials”) in coordination with and based on feedback from Zosano. Eversana shall provide Zosano with copies of all drafts of Promotional Materials in a timely manner to enable Zosano to review and approve in writing such Promotional Materials. Zosano is solely responsible for ensuring any and all Promotional Materials are reviewed and approved by appropriate medical, legal and regulatory personnel to ensure compliance with Applicable Laws. Eversana will not use any Promotional Materials in the performance of any Commercialization activities hereunder unless Zosano has approved such Promotional Materials in advance in writing. 3.6. Sales Reports. Without limiting Eversana’s reporting obligations elsewhere in this Agreement, within [***] days after the end of each calendar month, Eversana shall deliver to Zosano a report setting forth the total prescriptions for the Product written in the Territory (regardless if contacted by representatives of Eversana) during such calendar month broken out by Sales Force representative and territory. 3.7. No Registration of Trademarks and Copyrights. Eversana shall not use (other than in connection with the Services as approved by the Committee), seek to register or register, nor permit any of its Affiliates to use, seek to register or register, any trademark, service mark, name or logo, including without limitation as part of any domain name, social media handle or other identifiers, which is confusingly similar to, or a colorable imitation of, the Product Trademarks, Corporate Trademarks or Product Copyrights in any jurisdiction worldwide. Eversana shall not challenge, nor permit any of its Affiliates to challenge, Zosano’s or its Affiliates’ rights in, or the validity, enforceability, scope, or registerability of, any of the Product Trademarks, Corporate Trademarks or Product Copyrights or any registration or application therefor. 3.8. Channel Management Services. Promptly after the Effective Date, the Parties agree to negotiate in good faith the terms and conditions of an SOW whereby Eversana shall, on behalf of Zosano, manage and supervise the logistics, distribution, marketing (within the Eversana commercial sales organization), and sale of the Products and coordinate activities within its 3PL division for such logistics and distribution of the Products in the Territory (the “3PL SOW”). [***]. 4. MANAGEMENT OF THE COLLABORATION 4.1. Joint Management Committee. The Parties shall establish a committee (the “Joint Management Committee” or “Committee”) as more fully described in this Section 4. The Committee shall have review, oversight, and decision-making responsibilities for all Commercialization activities performed under this Agreement. Each Party agrees to keep the Committee informed of its progress and activities under this Agreement. The Committee shall convene at least [***], or more frequently as requested by either Party’s Alliance Manager, to discharge its responsibilities. The Alliance Managers shall meet at least [***]. 4.2. Membership. The Committee shall be comprised of [***] representatives (or such other number of representatives as the Parties may agree) from each of Zosano and Eversana. Each Party shall provide the other with a list of its initial members of the Committee no later than [***] days prior to the first scheduled meeting of the Committee, which shall be no later 13

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. than [***] days after the Effective Date. Each Party may, in its reasonable discretion, invite non-member representatives of such Party to attend meetings of the Committee as non- voting participants, subject to the confidentiality obligations of Section 11. Each Party may replace any or all its representatives on the Committee at any time upon written notice to the other Party. Each representative of a Party shall have relevant expertise in pharmaceutical drug product Commercialization, and be suitable in seniority and experience and have been delegated the authority to make decisions on behalf of the applicable Party with respect to matters within the scope of the Committee’s responsibilities. Any member of the Committee may designate a substitute with comparable experience and expertise to attend and perform the functions of that member at any meeting of the Committee. Zosano shall designate a chairperson to oversee the operation of the Committee. Such chairperson shall confer with the Alliance Managers of both Parties prior to each Committee meeting to identify issues for review and discussion at each Committee meeting and circulate a meeting agenda at least [***] before the meeting. 4.3. Responsibilities. The Committee shall perform the following functions: a. review and approve the Pre-Commercial Plan and the Commercialization Plan or recommend amendments or revisions thereto; b. review and approve the Pre-Commercial Budget Commercialization Budget or recommend amendments or revisions thereto; c. [***]; d. review and approve payer contracting; e. monitor and assess the effectiveness and performance of Eversana’s Sales Force representatives hereunder and consider and decide (i) whether to expand or reduce the size of the Sales Force and (ii) whether the Sales Force deployment requires territory realignment; f. in the event the Parties execute the 3PL SOW, monitor and oversee the conduct of channel management services pursuant to the 3PL SOW, and any additional Services conducted pursuant to additional SOWs; g. coordinate the preparation of training materials and oversee and monitor the training, in each case in accordance with Section 3.4; h. review and approve Promotional Materials, provided that, pursuant to Section 3.5: (i) all such Promotional Materials will be reviewed and approved by Zosano and its medical, legal and regulatory personnel to ensure compliance with Applicable Laws (as set forth in Section 3.5 above) prior to Committee review, and (ii) the Committee will not be permitted to change any Promotional Materials without the prior written consent of Zosano; and i. in the event the Parties execute the 3PL SOW, review and approve channel management strategies and tactics. The Committee shall further serve as a forum for discussion and shall perform such 14

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. other functions as may be agreed to by the Parties mutually in writing or as otherwise expressly specified elsewhere in this Agreement. 4.4. Decisions. Except as otherwise provided herein, with respect to Commercialization of the Product, all decisions of the Committee shall be made by consensus, with each Party having one vote. If the Committee cannot agree on a matter within its authority hereunder within [***] days after it has met and attempted to reach such decision, then, either Party may, by written notice to the other, have such issue referred to the Executive Officers for resolution. The Parties’ respective Executive Officers shall meet within [***] days after such matter is referred to them and shall negotiate in good faith to resolve the matter. If the Executive Officers are unable to resolve the matter within [***] days after the matter is referred to them, then the issue shall be finally resolved by Zosano. 5. Fees and Payments 5.1. Product Supply. Zosano shall supply the Product to Eversana for the purposes of performing the Services hereunder [***]. 5.2. Pre-Commercial Fees. [***] of all Pre-Commercial Fees shall be paid by Zosano to Eversana on a [***] basis, [***]. Eversana shall invoice Zosano for said [***] of such Pre- Commercial Fees on a [***] basis [***] and Zosano shall pay all undisputed amounts of such invoices within [***] days of receipt thereof. The balance of the Pre-Commercial Fees shall be treated as [***]. 5.3. Reporting of Sales; Calculation of Net Sales. Within [***] days after each month end, Eversana shall report to Zosano the [***] and other sales data that is suitable for use under generally accepted accounting principles (“GAAP”), as well as any other information reasonably necessary for Zosano to calculate Net Sales (including without limitation information regarding rebates, discounts, chargebacks and other deductions). 5.4. Payment to Eversana of Certain Fees and Costs. Subject to Section 5.6, on a [***] basis following receipt of monies from sales of the Product made in the Territory and at such time when Zosano has received from Eversana all necessary information and has the ability to recognize the sales of such Product on its balance sheet in accordance with GAAP, the following amounts shall be deducted from such Net Sales in accordance with Section 5.6 below and shall be paid to Eversana: (a) the agreed upon compensation as set forth in the Commercialization Budget for the applicable reporting period and (b) [***] (collectively “Commercialization Fees”). 5.5. Payment to Zosano of Certain Fees and Costs. Subject to Section 5.6, on a [***] basis following receipt of monies from sales of the Product made in the Territory and at such time when Zosano has received from Eversana all necessary information and has the ability to recognize the sales of such Product on its balance sheet in accordance with GAAP, the following amounts shall be deducted from such Net Sales in accordance with Section 5.6 below and shall be paid to Zosano (or retained by Zosano, as applicable): (a) Manufacturing Costs incurred for the applicable reporting period, (b) SGA Costs incurred for the applicable reporting period, and (c) Third Party Royalties incurred for the applicable reporting period. 5.6. Party Reimbursement. During each [***] in which Net Sales are generated, the payments to the Parties described in Sections 5.4 and 5.5 above, shall first be calculated and paid as 15

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. set forth in this Section 5.6. First, a pool of available reimbursement funds shall be calculated for each Party out of Net Sales in such [***], which for each of Section 5.4 and Section 5.5 shall be equal to [***] percent ([***]%) of the Net Sales recognized by Zosano in accordance with GAAP during such [***] (such amount available for reimbursement under each of Section 5.4 and 5.5, respectively, a “Party Reimbursement Pool”). Zosano shall then pay to Eversana from the Party Reimbursement Pool [***] provided that Zosano shall not be required to pay in any [***] to Eversana any amounts [***] in excess of the Party Reimbursement Pool for [***] for such [***] (the “Limit”), and further provided that any such amounts payable to Eversana [***] that are not so deducted from the Party Reimbursement Pool [***] in a [***] by reason of the Limit shall roll forward to future [***] until such amounts have been fully deducted from the Party Reimbursement Pool [***]. Similarly, Zosano shall then deduct from the Party Reimbursement Pool [***] for such [***] the amounts Zosano is permitted to deduct [***], provided that if any amount Zosano is permitted to deduct in a [***] pursuant to [***] exceeds the Party Reimbursement Pool [***] for such [***] (such excess amounts, the “Excess”), Zosano shall roll forward to future [***] the Excess [***] 5.7. Profit Sharing. Following payments and deductions [***] from each Party Reimbursement Pool in accordance with Section 5.6, during the applicable [***], Zosano shall compensate Eversana by paying [***] ([***]%) of any remaining annual Net Profit, with Zosano retaining the remainder (“Profit Split”). Notwithstanding the prior sentence, to the extent Net Profits on annual Net Sales exceed [***] Dollars ($[***]), Zosano shall compensate Eversana by paying [***] ([***]%) of such portion of annual Net Profits (and Zosano retaining the remainder of such portion of annual Net Profits). The Parties shall agree on and implement an appropriate true-up mechanism to effect the foregoing allocation of annual Profit Split. Zosano shall provide to Eversana [***] estimates of the Profit Split it expects to distribute for such [***] in accordance with this Section 5.7. 5.8. Manner of Payment. Zosano shall pay to Eversana the amount required to effectuate the Profit Split in accordance with Section 5.7 above for each applicable reporting period by wire transfer to a bank account designated by Eversana. All payments owed under Sections 5.4, 5.5 and 5.6 shall be paid on a [***] basis, with such payment being made for the prior [***] no later than [***] days after the end of such prior [***] in which such amounts could be calculated. 5.9. Taxes. a. Except as provided in this Section 5.9, each Party shall be liable for all income and other taxes (including interest) imposed upon any payments received by such Party under this Agreement, including this Article 5. The amounts payable by a Party (the “paying Party”) to the other Party (the “receiving Party”) pursuant to this Agreement shall be paid free and clear of any and all taxes; provided that a paying Party shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such taxes as are required to be deducted or withheld therefrom as required by Applicable Law. The paying Party shall deduct or withhold from the payments any taxes that it is required by Applicable Law to deduct or withhold; provided, however, that before making any such deduction or withholding, the paying Party shall give the receiving Party notice of the intention to make such deduction or withholding (such notice, which shall include the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for 16

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. such receiving Party to obtain reduction of or relief from such deduction or withholding in accordance with the following sentence). Notwithstanding the foregoing, if the receiving Party is entitled under any applicable tax treaty to a rate reduction of, or the elimination of, applicable withholding tax, it may deliver to the paying Party or the appropriate Governmental Authority (with the assistance of the paying Party to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the paying Party of its obligation to withhold such tax and the paying Party shall apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that the paying Party has received evidence, in a form satisfactory to the paying Party, of the receiving Party’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] days prior to the time that the payments are due. If, in accordance with the foregoing, the paying Party withholds any amount, it shall pay to the receiving Party the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to the receiving Party proof of such payment within [***] days following such payment. b. In addition, the Parties shall cooperate in accordance with Applicable Laws to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes (“Indirect Taxes”)) in connection with this Agreement, as applicable (including providing resale exemption certificates, if applicable). c. Each Party has provided a properly completed and duly executed IRS Form W-9 or applicable Form W-8 to the other Party and shall provide such updated IRS Form W-9 or applicable Form W-8 at the time or times reasonably requested by the other Party or as required by Applicable Law. d. Notwithstanding the foregoing, in the event that a Party (or its assignee pursuant to Section 16.4) redomiciles or assigns its rights or obligations under this Agreement pursuant to Section 16.4 (each action, a “Tax Action” and such Party, the “Acting Party”), and as a result of such Tax Action, (i) the Acting Party is required by Applicable Law to withhold taxes, or such Tax Action results in the imposition of Indirect Taxes that were not otherwise applicable, from or in respect of any amount payable under this Agreement to the other Party (the “Non-Acting Party”), and (ii) such withholding taxes or Indirect Taxes exceed the amount of withholding taxes or Indirect Taxes that would have been applicable but for such Tax Action, then any such amount payable shall be increased to take into account such withholding taxes or Indirect Taxes as may be necessary so that, after making all required withholdings (including withholdings on the additional amounts payable) and/or paying such Indirect Taxes, as the case may be, the Non-Acting Party receives an amount equal to the sum it would have received had no such increased withholding been made and no such Indirect Taxes had been imposed. The obligation to adjust payments pursuant to the preceding sentence shall not apply, however, to the extent such increased withholding Tax or Indirect Taxes would not have been imposed but for a Tax Action by the Non-Acting Party pursuant to the preceding sentence, to the extent such Tax Action occurs after the Tax Action referenced in the preceding sentence. For purposes of this Section 5.9, a “redomiciliation” shall include a reincorporation or other action resulting in a change in tax residence of the applicable Party or its assignee. e. The Parties intend that Eversana be treated as providing commercialization services to 17

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. Zosano pursuant to this Agreement and it is expressly agreed that the relationship between Eversana and Zosano shall not constitute a partnership, joint venture, agency or similar business relationship, including for all tax purposes. 5.10. Loan Facility. Pursuant to and subject to the terms and conditions of a loan agreement on the terms attached as Exhibit F (the “Loan Agreement”), and following Zosano’s receipt of NDA Approval for the Product, and as further specified in this Section 5.10, Eversana will provide Zosano with a revolving loan facility of five million dollars ($5,000,000) (the “Loan”) which can be [***] and used by Zosano pursuant to the terms and conditions set forth in such Loan Agreement and solely in connection with Zosano’s obligations and responsibilities under this Agreement (i.e., Manufacturing Costs, IP development, prosecution, maintenance and enforcement, regulatory activities for the Product). Following NDA Approval for the Product, Zosano can access up to $1 million of the Loan on November 1, 2020 and an additional $1 million on December 1, 2020. The remaining drawdowns are to occur in 2021 with [***] written notice to Eversana. All amounts drawn down from the loan shall bear interest at a rate of 10% annually, to be paid monthly as further outlined in the Loan Agreement. Zosano would have the right to repay the loan at its option and without penalty prior to termination. The Loan shall be paid in full to Eversana on the earlier of termination (for any or no reason), Change of Control by Zosano, or expiration of this Agreement, or as otherwise set forth in the Loan Agreement. At least [***] days prior to a Change of Control by Eversana, Zosano shall pay all outstanding interest due on the Loan as of the date Zosano received notice of such Change of Control. 5.11. Rate Increases. In the course of agreeing upon the Commercialization Budget, Eversana will specify the costs for services or activities to be performed by individual Eversana employees or independent contractors over a [***] month period (the “Fee Listing”). On each [***]-month anniversary of the Effective Date, Eversana shall have the right to increase any then-current agreed-upon compensation to be paid by Eversana for such employees or independent contractors performing Services for Zosano hereunder during the subsequent [***] month period, by an amount [***] of [***] percent ([***]%) of the applicable Fee Listing or the applicable Fee Listing multiplied by [***] for the immediately preceding year of the Term, or as otherwise agreed to in writing by the Parties, for such employee’s or independent contractor’s Services, as agreed upon by the Committee in the applicable Commercialization Budget. 6. REGULATORY MATTERS 6.1. Ownership of Regulatory Documentation and Approvals. Zosano is solely responsible for and owns all right, title and interest in and to (a) all Regulatory Documentation concerning the Product in the Territory and all information contained therein, (b) all regulatory approvals made or granted with respect to the Product in the Territory, including without limitation any NDA Approval, and (c) all final Promotional Materials approved by Zosano for use in the Territory pursuant to Section 3.5. 6.2. Responsibility for Regulatory Approvals and Regulatory Communications. a. Zosano has the sole right and responsibility for any regulatory approvals with respect to the Product in the Territory. b. Zosano has the sole right and obligation: (i) to make any communications, reports, 18

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. submissions and responses to FDA concerning the Product in the Territory, including without limitation by reporting Adverse Events, Other Reportable Information and Field Alerts and (ii) to take any action (including without limitation any investigations) and conduct all communications with all Third Parties that relate to all Product Quality Complaints or complaints related to tampering or contamination with respect to the Product, Adverse Events, Other Reportable Information and Field Alerts with respect to the Product; provided, however, that Eversana shall be responsible for any communications, reports, submissions or responses to Regulatory Authorities that it may be required to make under Applicable Law in connection with performing the Services; and provided, further that Eversana shall, to the extent permitted by Applicable Law, provide Zosano with either (x) reasonable advance written notice of, and an opportunity to discuss in good faith, any proposed communication with FDA in advance thereof with respect to the Product or any activities of Eversana hereunder or (y) otherwise provide written notice to Zosano of any communication with FDA concerning the Product or any activities of Eversana hereunder promptly following such communication and attach copies of such communication (whether by FDA or Eversana) to such notice. Eversana will consider all comments made by Zosano with respect to the proposed communications with the FDA pursuant to the immediately preceding sentence. Notwithstanding the above, all investigations of Eversana employees or agents related to employment matters and Eversana internal policies and procedures may be conducted independently (with prompt notice to Zosano as provided in Section 6.3.d. hereof) by Eversana, provided that Eversana shall report to Zosano the results of any such investigations promptly after the completion thereof, and all investigations relating to the Product or potential violations of Applicable Law by Eversana shall be conducted in collaboration with Zosano. c. Eversana shall cooperate with Zosano’s reasonable requests and assist Zosano in connection with Zosano’s: (i) preparing any and all reports to FDA concerning the Product; (ii) preparing and disseminating all communications to Third Parties concerning the Product; and (iii) investigating and responding to any product quality complaint, adverse event, other reportable information, Field Alert, or other compliance inquiry or investigation related to the Product. Notwithstanding anything to the contrary set forth above, Zosano is solely responsible for any and all communications with a Governmental Authority related to the Product and for ensuring all such communications comply with Applicable Laws. For purposes of clarification, Zosano shall be responsible for any and all regulatory reporting requirements including but not limited to aggregate spend reporting, reporting required by any State, as applicable, and pursuant to the disclosures required under the Patient Protection and Affordable Care Act (“PPACA”), even if there are joint disclosure obligations; and to the extent Eversana is deemed an applicable manufacturer under PPACA, Zosano shall provide Eversana with confirmation that such disclosures were properly made. Zosano is also solely responsible for: (x) all state and other municipal disclosures, including without limitation those related to drug samples, marketing expenses, product pricing, etc., and (y) all state and local municipal disposal laws related to the Product. Eversana shall reasonably cooperate with and assist Zosano, as reasonably requested in connection with such reporting requirements, including by providing Zosano, on a monthly basis, with details of Eversana’s aggregate spending in connection with the program set forth herein, to allow Zosano to comply with the reporting requirements set forth above. 19

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. d. Zosano is responsible for (i) all communications, whether written or oral, to a Third Party regarding a Product Quality Complaint, Adverse Event, Other Reportable Information, Field Alert, or other compliance inquiry or investigation with respect to the Product in the Territory, and (ii) taking any action concerning any Regulatory Authority approval under which the Product is sold in the Territory. For clarification, in the event Eversana becomes aware of a Product Quality Complaint, Adverse Event, Other Reportable Information, Field Alert, or other compliance inquiry or investigation with respect to the Product, Eversana is only responsible for informing the Third Party that information in respect thereof has been or will be conveyed by Eversana to Zosano. 6.3. Adverse Events, Other Reports and Threatened Governmental Authority Action. a. Eversana shall report to Zosano and the Committee within [***] hours from the time it becomes aware of any of the following (to the extent such event may reasonably impact the Product in the Field in the Territory): i. an Adverse Event or Other Reportable Information associated with the use of the Product or information in or coming into its possession or control concerning such Adverse Event or Other Reportable Information; ii. information that might necessitate the filing by Zosano of a Field Alert; iii. information relating to an actual or threatened recall of the Product; or iv. any Product Quality Complaint associated with the use of the Product. b. Without limitation of Section 6.3.a., with respect to Adverse Events, Other Reportable Information, Field Alerts, recall, and Product Quality Complaints, in each case with respect to the Product, Eversana shall (i) train and inform members of the Sales Force in accordance with this Agreement, the Sales Force compliance program created and executed pursuant to Section 8.1, and Applicable Law, and require any Eversana employee who has performed or is performing any Commercialization activity under this Agreement, to comply with Applicable Law in connection with collection of information regarding the foregoing, and the reporting of such information; and (ii), establish and actively supervise and manage procedures and protocols reasonably designed to ensure that all relevant information relating to the foregoing that comes to the attention of Eversana, with respect to any member of the Sales Force or any Eversana employee who has performed or is performing any Commercialization activity under this Agreement, is promptly conveyed to Eversana so that Eversana can comply with its reporting obligations hereunder. For the avoidance of doubt, Eversana shall be responsible for training, informing, managing, and supervising members of the Sales Force in accordance with this Agreement and Applicable Law, and Eversana shall notify Zosano promptly should any member of the Sales Force fail to comply with the policies and procedures of Eversana or Applicable Law. c. Zosano may, at its option, establish procedures for members of the Sales Force to provide such information referenced in Sections 6.3.a. and 6.3.b. directly to Zosano or its designee, which procedures may be established or modified by Zosano from time to time by written notice to Eversana and the Committee. d. Unless restricted or prohibited by Applicable Law or Governmental Authority, Eversana shall promptly notify Zosano if it receives information regarding any threatened or pending action regarding the Product by any Governmental Authority in the Territory. 20

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. e. All training materials regarding Adverse Events, Other Reportable Information, Field Alerts and Product Quality Complaints to be utilized by Eversana in connection with its provision of the Services shall either be provided by Zosano to Eversana or, to the extent Eversana prepares such materials, shall be approved in writing by Zosano. These training materials shall include the contact number and method of transferring potential reports and any specific product information related to the Product. 7. PRODUCT MATTERS 7.1. Orders for Product; Terms of Sale; Returns. All sales will be recorded and booked solely in Zosano’s name. Zosano shall have the ultimate responsibility to set the policy for taking, accepting, rejecting or cancelling orders, filling orders and establishing and modifying the terms and conditions of the sale of the Product (including without limitation with regard to any Patient Assistance Programs, Patient Access Programs, co-pay assistance programs, and returns), subject to compliance with the approved Commercialization Plan and all action plans previously approved by the Committee. [***] 7.2. Returned Product. Eversana shall notify Zosano of any returned Product, cooperate with Zosano regarding the handling of such Product, and follow such other Product return procedures as shall be agreed upon in the 3PL SOW. 7.3. Recalled Product. Each Party shall promptly notify the other Party in writing of any facts relating to the advisability of the recall, withdrawal or withholding from the market of the Product in the Territory. Zosano shall have the sole responsibility and right to determine if any recall, withdrawal or other form of market action is necessary with respect to the Product and shall be solely responsible for taking all actions to effect such recall, withdrawal or market action. At Zosano’s request, Eversana will cooperate with Zosano regarding Zosano’s handling of any recalls, withdrawals or market actions in the Territory. Zosano shall be responsible for all costs incurred in connection with any recalls, withdrawals or market actions concerning the Product except that Eversana shall be responsible for such costs if such recalls, withdrawals or market actions are solely caused by Eversana’s negligence, failure to comply with Applicable Law, or breach of this Agreement. 8. COMPLIANCE MATTERS 8.1. Compliance with Laws and Policies. a. Eversana shall train the Sales Force on compliance with Applicable Laws and in accordance with Section 3.4, and shall promptly inform Zosano of any incident of noncompliance by such Sale Force that comes to the attention of Eversana. Without limiting the foregoing, Eversana shall cause the Sales Force and its other personnel performing the Services to comply with Zosano’s anti-corruption and anti-bribery policy, approved by the Committee in advance and in writing. Zosano shall similarly comply with such anti-corruption and anti-bribery policies, and approved by the Committee in advance and in writing. Eversana shall notify Zosano in writing promptly if any Third Party (including without limitation any Governmental Authority) notifies Eversana that either Party’s Commercialization activities are not in compliance with Applicable Law. Each Party shall be legally responsible and liable for the actions, omissions and conduct of its and its Affiliates employees and agents in connection with their performance hereunder, including without limitation any breach of Applicable Laws thereby. 21

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. b. Without limiting Section 8.1.a, Eversana shall maintain a Sales Force compliance program that includes: (i) Eversana compliance monitoring focused on specific risk areas (including without limitation off-label promotion, fraud and abuse and false claims) to assess whether Eversana’s policies and procedures are being followed by the Sales Force; and (ii) a mechanism for the Sales Force to report, anonymously if they choose, any concerns including without limitation matters such as potential illegal activity. Eversana shall report to Zosano promptly, but in no event later than [***] after becoming aware of any allegation or investigation of illegal activity (and before reporting any such activity to any Governmental Authority) with respect to the alleged failure by a member of the Sales Force to comply with the requirements set forth in Section 8.1.a or any reports provided pursuant to clause (ii) above and what action, if any, was taken by Eversana as a result. Eversana will comply with any reasonable requests by Zosano for additional information regarding such activity or reports. The Committee shall review and approve Eversana’s Sales Force compliance program. c. The Parties acknowledge and agree that any direct or indirect payment or transfer of value, as defined in the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h(e)(10)) and its implementing regulations (42 C.F.R. § 403.900 et seq.), including without limitation any compensation, reimbursement for expenses, meals, travel, and medical journal reprints (“Payments or Transfers of Value”) to any physician licensed to practice in the Territory or any teaching hospital in the Territory (each, a “Covered Recipient”) is subject to transparency reporting requirements, including without limitation disclosure on the federal Open Payments website. Eversana shall implement Eversana’s policies and procedures requiring the Sales Force not to contract with or make any Payment or Transfer of Value to a Covered Recipient on behalf of Zosano without the prior written approval of Zosano. Eversana shall comply with all reporting required by Applicable Law with respect to any Payments or Transfers of Value provided by the Sales Force to Covered Recipients in connection with this Agreement that come to the attention of Eversana. Eversana shall also provide Zosano with any and all information about Payments or Transfers of Value the Sales Force provides to Covered Recipients that come to the attention of Eversana in connection with this Agreement to the extent required to enable Zosano to comply with its transparency obligations under Applicable Law. All Payments or Transfers of Value made by the Sales Force to Covered Recipients in connection with this Agreement shall be made in accordance with Applicable Law to a centrally managed, pre-set rate structure based on a fair market value analysis. Eversana shall provide to Zosano detailed expenditure information in a manner that conforms to industry standards, and Eversana shall maintain such documentation for a minimum of [***]. 8.2. Obligation to Notify. Each Party shall promptly notify the other Party upon becoming aware of any breach or violation by the Sales Force or by the other Party’s employees with obligations under this Agreement with respect to the Territory of the Anti-Corruption Laws and Eversana shall take such steps as the Parties may reasonably agree with respect to mitigation of any violation or potential violation of the Anti-Corruption Laws by Eversana. 9. INDEPENDENT CONTRACTOR STATUS 9.1. The status of each Party under this Agreement shall be that of an independent contractor. Except as otherwise expressly set forth herein, neither Party shall have the right to enter 22

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. into any agreements on behalf of the other Party, nor shall it represent to any Person that it has any such right or authority. 9.2. Without limiting Section 9.1, Eversana and its directors, officers, employees, contractors and any persons providing Services under the Agreement (collectively, “Eversana Personnel”), which includes without limitation the Sales Force, are at all times independent contractors with respect to Zosano. Eversana Personnel are not, and shall not be deemed, employees of Zosano. Neither this Agreement nor the Services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between any Eversana Personnel and Zosano or its Affiliates or any of their directors, officers, agents or employees. Zosano understands that Eversana may, as set forth in Section 2.4 above), utilize independent contractors in connection with its performance of the Services. Eversana shall retain all Liability associated with the classification of any such contractors or other Eversana Personnel. 9.3. Eversana is, and at all times shall remain, solely responsible for the human resource and performance management functions of all Eversana Personnel. Eversana shall be solely responsible for complying with all labor and employment laws applicable to Eversana Personnel, including as relates to hiring, background checks, testing, employment eligibility verification, classification, compensation, wage and hour matters, taxes, occupational health and safety, notice, record retention, training, accommodations, benefits, time off work and leave of absences, medical accommodations, labor relations, privacy, discipline, and termination. Eversana shall be solely responsible for all disciplinary, probationary and termination actions taken with respect to Eversana Personnel, and for the formulation, content and dissemination of all employment policies and rules (including without limitation written disciplinary, probationary and termination policies) applicable to Eversana Personnel. 9.4. Eversana shall obtain and maintain worker’s compensation insurance and other insurances required for Eversana Personnel providing the Services and acknowledges that Zosano does not, and shall not, have any obligation to obtain or maintain such insurances, all of which shall be Eversana’s sole responsibility. 9.5. The Parties agree that Eversana Personnel are not, and are not intended to be or be treated as, employees of Zosano and that no such individual is, or is intended to be, eligible to participate in any benefits programs or in any Zosano “employee benefit plans” (as defined in Section 3(3) of ERISA). 9.6. Except as otherwise set out in this Agreement, Zosano shall have no responsibility to Eversana or any Eversana Personnel for any compensation, expense reimbursements or benefits (including, without limitation, sick leave, vacation and holiday remuneration, family or medical leave or benefits, healthcare coverage or insurance, life insurance, pension or retirement, severance profit-sharing benefits and disability benefits), payroll-related or withholding taxes, or any governmental charges or benefits (including, without limitation, unemployment and disability insurance contributions or benefits and workers compensation contributions or benefits) that may be imposed upon or be related to the performance by Eversana or Eversana Personnel of the obligations under this Agreement or other labor or employment-related obligations concerning Eversana Personnel, all of which shall be the sole responsibility of Eversana. To clarify, Zosano will not have any right or obligation to withhold or pay any income tax or payroll tax of any kind on behalf of Eversana. 23

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. 9.7. Limitations. Notwithstanding anything to the contrary in this Section 9, Eversana shall have no obligation or responsibility for any damages, liability, loss and costs, including without limitation but not limited to attorney’s fees (collectively, “Liability”) to the extent such Liability is attributed to either: (i) discriminatory and/or intentional acts of Zosano, its employees, agents or contractors (other than Eversana Personnel); or (ii) any benefits payable under any Zosano Benefit Plan, and any other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements that may be sponsored at any time by Zosano that are interpreted by any court or Regulatory Authority to cause, any Eversana Personnel to be reclassified as an employee of Zosano. In the event any Liability is alleged against Eversana or its employees which is attributable to Zosano (as set forth in this Section 9.7), Zosano shall indemnify, defend, and hold harmless Eversana and its directors, officers, employees and contractors. 10. STATEMENTS, RECORD-KEEPING AND AUDITS 10.1. Zosano Records. Zosano shall keep complete and accurate books and records (financial and otherwise), of Net Sales, all regulatory and compliance matters, financial information necessary to determine reimbursement of costs, Profit Split, and any and all other payments to be made under this Agreement. Without limitation of the foregoing, Zosano shall further keep, or cause to be kept, complete and accurate books and records reflecting all of its obligations under this Agreement. Zosano shall keep such books and records or shall cause such books and records to be kept, for a period of [***] months after the expiration or termination of this Agreement or such longer period as required by Applicable Law. All financial books and records kept by Zosano hereunder shall be maintained in accordance with GAAP, consistently applied. 10.2. Audits of Zosano. At the request of Eversana, Zosano shall, and shall cause its Affiliates to, permit an independent auditor with financial or compliance expertise, as applicable, designated by Eversana and acceptable to Zosano, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 10.1 to ensure the accuracy of all reports and payments made hereunder, no more than [***] during any twelve (12)-consecutive month period during the Term and a period of [***] after the expiration or termination of this Agreement or such longer period as required by Applicable Law, and no more than [***] with respect to any period so examined; provided that if any such audit reveals that Zosano is or was not in material compliance with Applicable Law or this Agreement, Eversana shall have the right to conduct such additional audits as may be reasonably required by Eversana to determine whether Zosano has appropriately remedied such non-compliance. The cost of any such audit shall be borne by Eversana, unless (a) with respect to an audit of payments made hereunder, the audit reveals that Eversana has been underpaid by more than [***] percent ([***]%) of the total it is due for the period in question, or (b) with respect to an audit of the compliance records, such audit reveals material and continuous noncompliance by Zosano with Applicable Law, regulatory and compliance obligations with respect to its obligations under this Agreement, in which case ((a) or (b)), Zosano shall reimburse Eversana for any third-party costs reasonably incurred in connection with the audit, up to a maximum of $[***]. 10.3. Eversana Records. Eversana shall keep, or shall cause to be kept, complete and accurate books and records (financial and otherwise) pertaining to the performance of its obligations 24

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. under this Agreement, including without limitation with respect the distribution of the Product by its 3PL division, hub reimbursement team and Commercialization activities, regulatory and compliance matters and any other such records as is necessary for calculating Net Sales, Detail performance and training test results, in sufficient detail to verify compliance with its obligations hereunder and to calculate and verify all amounts payable hereunder. Eversana shall keep such books and records or shall cause such books and records to be kept, for a period of [***] after the expiration or termination of this Agreement or such longer period as required by Applicable Law. All financial books and records kept by Eversana hereunder shall be maintained in accordance with GAAP, consistently applied. 10.4. Audits of Eversana. At the request of Zosano, Eversana shall, and shall cause its Affiliates to, permit an independent auditor with financial or compliance expertise, as applicable, designated by Zosano and acceptable to Eversana, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 10.3 to ensure Eversana’s compliance with this Agreement, including without limitation the accuracy of all reports and payments made or costs incurred hereunder, no more than [***] during any twelve (12)-consecutive month period during the Term and a period of [***] after the expiration or termination of this Agreement or such longer period as required by Applicable Law, and no more than [***] with respect to any period so examined; provided that if any such audit reveals that Eversana is or was not in material compliance with Applicable Law and the Sales & Promotion Policies with respect to its obligations under this Agreement, Zosano shall have the right to conduct such additional audits as may be reasonably required by Zosano to determine whether Eversana has appropriately remedied such non-compliance. The cost of any such audit shall be borne by Zosano, unless (a) with respect to an audit of payments made hereunder, the audit reveals that Eversana has been overpaid by more than [***] percent ([***]%) of the total owed for the period in question, or (b) with respect to an audit of the Compliance Records, such audit reveals material and continuous noncompliance by Eversana with Applicable Law, the Sales & Promotion Policies with respect to its obligations under this Agreement, in which case ((a) or (b)), Eversana shall reimburse Zosano for any third-party costs reasonably incurred in connection with the audit, up to a maximum of $[***]. 10.5. Financial Audit Payments. If any such audit conducted pursuant to Sections 10.2 or 10.4 concludes that additional payments were owed or that excess payments were received during such period, the owing Party shall pay the additional payments or the receiving Party shall reimburse such excess payments within [***] days after the date on which such audit is completed. 11. CONFIDENTIALITY 11.1. Maintaining Confidentiality. Confidential Information disclosed under this Agreement shall remain the property of the disclosing Party. At all times during the Term and for [***] years following the expiration or termination of this Agreement, the receiving Party shall use the Confidential Information solely for the purposes set forth in this Agreement and shall not disclose such Confidential Information to any Third Party except as permitted under this Agreement or with the disclosing Party’s prior written consent. The receiving Party shall use at least the same care for maintaining confidentiality of the Confidential Information as it uses to maintain the confidentiality of its own Confidential Information of similar value, but in no event less than commercially reasonable measures within the pharmaceutical industry. 25

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. 11.2. Exceptions to Confidentiality. The receiving Party’s obligations set forth in this Agreement shall not extend to any Confidential Information of the disclosing Party: a. that the receiving Party can demonstrate by reasonable evidence was in the receiving Party’s possession and at its free disposal prior to disclosure by the disclosing Party; b. that was in the public domain at the time of disclosure by the disclosing Party; c. that subsequently comes into the public domain through no fault, action or omission of the receiving Party; d. that becomes available to receiving Party without any obligation of confidentiality from a Third Party that is not known to have a confidentiality obligation to the disclosing Party; or e. that the receiving Party can demonstrate by reasonable evidence was developed independently by the receiving Party without use of or reliance on any Confidential Information of the other Party. 11.3. Authorized Disclosure. Each Party may disclose Confidential Information to the extent that such disclosure is: a. to its directors, officers, employees, advisers, consultants, attorneys, auditors, agents, contractors, or representatives that reasonably need to know the information for the purposes set out in this Agreement, and who are subject to confidentiality substantially as protective as those set forth in this Agreement; b. to its Affiliates, including without limitation their directors, officers, employees, advisors, consultants, agents, contractors or representatives, to the extent they reasonably need to know the information for the purposes set out in this Agreement, and who are subject to confidentiality obligations substantially as protective as those set forth in this Agreement; c. to its legal counsels or auditors to conduct internal checks, assessments or auditing who need to know the Confidential Information for the purpose of a Party’s internal checks, assessments or auditing; or d. as required by laws, rules of public stock exchanges or court orders, provided that the receiving Party may disclose only such information as is legally required, and provided further that the receiving Party shall provide the disclosing Party with as much advance written notice of such requirement as is reasonably practicable under the circumstances and a reasonable opportunity to object to or limit such disclosure. Notwithstanding the foregoing, if either Party determines a disclosure of the terms of this Agreement and/or ancillary documents is required by such law, rule or court order, it shall notify the other Party in writing at least [***] before the time of the proposed disclosure, to the extent reasonably practicable under the circumstances. Without limiting the foregoing, prior to public disclosure of the terms of this Agreement by either Party pursuant to the rules of a Government Authority or public stock exchange, such Party shall provide the other Party with an opportunity to review the proposed publicly filed version of this Agreement and request that the filing Party seek confidential treatment of sensitive terms that are eligible 26

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. for redaction from such public filing under Applicable Law, which such request the filing Party shall use reasonable efforts under the circumstances to implement. 11.4. Return or Destruction of Confidential Information. Upon the effective date of the expiration or termination of this Agreement for any reason, either Party may request in writing that the non-requesting Party: (a) promptly destroy all copies of the requesting Party’s Confidential Information in the possession or control of the non-requesting Party and confirm such destruction in writing to the requesting Party; or (b) promptly deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of such Confidential Information in the possession or control of the non-requesting Party. Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain such Confidential Information (i) to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, a single copy of such Confidential Information for archival purposes and (ii) any computer records or files containing such Confidential Information that have been created solely by such non- requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes. All retained Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 11.1. 11.5. Use of Name and Disclosure of Terms. a. Except as necessary to perform a Party’s obligations under this Agreement, each Party (a) shall keep the existence, terms, and the subject matter (including without limitation the applicable transactions) covered by this Agreement confidential and shall not disclose such information to any other Person through a press release or otherwise and (b) shall not mention or otherwise use the name or any trademark of the other Party or its Affiliates in connection with this Agreement, in each case ((a) and (b)), without the prior written consent of the other Party in each instance (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, (i) the restrictions imposed by this Section 11.5 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body, provided that any such disclosure shall be governed by Section 11.3, and (ii) the restrictions imposed by this Section 11.5 shall not prohibit either Party from announcing this Agreement to the public promptly following the Effective Date, including without limitation such key terms and other items appropriate for such a public release, in each case subject to the written consent of the other Party, which shall not be unreasonably withheld. Further, the restrictions imposed on each Party under this Section 11.5 are not intended, and shall not be construed, to prohibit a Party from (x) identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Article 11 or (y) disclosing (i) information for which consent has previously been obtained and (ii) information of a similar nature to that which has been previously disclosed publicly with respect to this Agreement, each of which ((i) and (ii)) shall not require advance approval, but copies of which shall be provided to the other Party as soon as practicable after the release or communication thereof. 27

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. b. If this Agreement and/or any Statement of Work executed by the Parties is considered a “material contract” for either Party requiring such Party to disclose this Agreement (and/or any Statement of Work) in its filings with the Securities and Exchange Commission (“SEC”), the applicable Party shall provide the other Party with an opportunity to review the proposed filing with the SEC (for a period not to exceed [***]) and request redactions to protect non-public proprietary information of the other Party from being disclosed publicly (which request the applicable Party shall use reasonable efforts to seek unless advised by its counsel that such information must be disclosed under law). 12. REPRESENTATIONS AND WARRANTIES 12.1. Mutual Representations and Warranties. Each Party represents and warrants to the other Party that as of the Effective Date: a. It is an independent legal entity duly organized, validly existing in good standing under the laws of the place of its establishment or incorporation; b. it has full authority to enter into this Agreement and to perform its obligations under this Agreement and the provisions of this Agreement are legally binding upon it from the Effective Date; c. its execution of this Agreement and performance of its obligations under it will not violate (i) any provision of its business license, articles of incorporation, articles of association or similar organizational documents; (ii) any Applicable Laws or any governmental authorization or approval; and (iii) any contract to which it is a party or to which it is subject, or result in a default under any such contract; d. no lawsuit, arbitration or other legal or governmental proceeding is pending or, to its knowledge, threatened against it that would affect its ability to perform its obligations under this Agreement; e. it has disclosed to the other Party all documents received from any Governmental Authority or Regulatory Authority that may have a material adverse effect on its ability to fully perform its obligations under this Agreement; f. it has not been debarred and is not subject to debarment and that it shall not knowingly use in any capacity, in connection with the Services and the program described herein, any Person who has been debarred pursuant to Section 306 of the Act or who is the subject of a conviction described in such section; g. (i) it and its Affiliates are in compliance with (A) the PhRMA Code on Interactions with Healthcare Professionals and (B) all state codes or requirements that limit or regulate interactions with healthcare practitioners and (ii) it has not been debarred, suspended or excluded from any federal health care program, including without limitation Medicare, Medicaid and the Civilian Health and Medical Program of the Uniformed Services. If it or any of its employees who are involved in performing the Services or working with the other Party in connection with the program described herein, is debarred, suspended or excluded during the Term or such Party reasonably believes debarment, suspension or exclusion is contemplated, it shall immediately notify the other Party in writing upon it becoming aware of such debarment, suspension or exclusion. If a Party is so debarred, 28

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. suspended or excluded, or in the case of any employee who is debarred, suspended or excluded, if the applicable Party permits such employee to continue to perform any Services or work on the program described herein, then the other Party shall have the right to terminate this Agreement upon written notice to the other Party. Any termination of this Agreement pursuant to this Section 12.1.g. shall be treated as a termination pursuant to Section 14.2.e. as if such Party had committed a material breach, except that in such event no cure period shall apply, and such Party shall have the right to effect such termination immediately upon written notice to other Party; and h. it will comply in all material respects with Applicable Laws in performing its obligations and exercising its rights hereunder. 12.2. Zosano’s Representations and Warranties. Zosano represents and warrants that as of the Effective Date: a. Zosano has no knowledge of any claim alleging that the manufacture, packaging, distribution, sale or use of the Product in the Territory, or that the use of any registered trademark or registered copyright within the Product Trademarks, Corporate Trademarks or Product Copyrights, infringes or misappropriates the Intellectual Property Rights or other rights of any Third Party; b. to Zosano’s knowledge, the manufacture, packaging, distribution, sale or use of the Product in the Territory and the use of any registered Trademark or Corporate Trademarks in the Territory does not infringe or misappropriate the Intellectual Property Rights or other rights of any Third Party; and c. to Zosano’s knowledge, the manufacture, packaging, distribution, sale or use of the Product in the Territory and the use of any registered copyright within the Product Trademarks, or Product Copyrights in the Territory does not infringe or misappropriate the Intellectual Property Rights or other rights of any Third Party. 12.3. Eversana’s Representations and Warranties. Eversana represents and warrants that as of the Effective Date: a. it has adequate cash flow and otherwise has the financial resources, capacity and capabilities to timely and adequately perform its obligations hereunder; b. Eversana has no knowledge of any claim alleging that the use of Eversana IP in connection with the Services and the Product in the Territory infringes or misappropriates the Intellectual Property Rights or other rights of any Third Party; and c. to the knowledge of Eversana, any use of Eversana IP in connection with the Services and the Product in the Territory does not infringe or misappropriate the Intellectual Property Rights or other rights of any Third Party. 12.4. Covenant. a. Each party shall, and cause its Affiliates, employees, and agents, to comply with Applicable Laws in connection with its obligations and responsibilities hereunder. 29

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. b. Eversana will not use any marketing, educational, promotional or training materials in the course of performing activities under this Agreement other than those reviewed and approved by Zosano; c. Without limiting Eversana’s other obligations in this Agreement, Eversana will comply with its obligations under Sections 2.2.b, 2.3.a and 9.2 through 9.6. d. Zosano is solely responsible for reviewing, finalizing and approving all Product Promotional Materials and literature (including but not limited Product inserts and all Product Promotional Materials initially prepared by Eversana) and for ensuring all such materials comply with Applicable Law. 12.5. DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. 13. INDEMNIFICATION, LIMITATION OF LIABILITY AND INSURANCE 13.1. Zosano Indemnity. Zosano shall indemnify, hold harmless and defend Eversana, its Affiliates, and their respective directors, officers, employees, representatives and agents (the “Eversana Indemnitees”) from and against any and all losses, damages, liabilities, judgments, fines, and amounts paid in settlement, including without limitation any associated costs and expenses (including without limitation reasonable attorneys’ fees) (“Losses”), which result directly or indirectly from any claim, demand, suit, action or proceeding brought or initiated by a Third Party against them (“Claims”) to the extent that such Claims arise out of (i) the manufacture, packaging, branding, labeling, sale or use of the Product, including without limitation any death or personal injury arising out of the defective manufacture of the Product by or on behalf of Zosano, (ii) any product liability or similar claims with respect to the Product (regardless of legal theory including but not limited to strict liability), (iii) any actual or asserted violation of the Federal Food, Drug and Cosmetic Act or any other Applicable Law by virtue of which the Product is alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in full compliance with Applicable Law; (iv) infringement or misappropriation of the Intellectual Property Rights of a Third Party through the conduct of Services or use of the Product Copyrights or Product Trademarks in connection therewith, except to the extent such infringement or misappropriation relates to the use of the Eversana IP; or (v) the gross negligence, fraud or willful misconduct of any of the Zosano Indemnitees in performing any obligations under this Agreement; or (vi) a breach of a representation, warranty or covenant set forth in this Agreement by a Zosano Indemnitee; provided, however, with respect to Section 13.1(iv) – Section 13.1 (vi) Zosano shall not be required to indemnify, hold harmless or defend any Eversana Indemnitee against any claim to the extent that Eversana has an obligation to indemnify an Zosano Indemnitee under Section 13.2. 13.2. Eversana Indemnity. Eversana shall indemnify, hold harmless and defend the Zosano, its Affiliates, and their respective directors, officers, employees, representatives and agents 30

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. (the “Zosano Indemnitees”) from and against any Losses, which result directly or indirectly from any Claims to the extent that such Claims arise out of: (i) the gross negligence, fraud or willful misconduct of any of the Eversana Indemnitees in performing any obligations under this Agreement, (ii) any infringement of the Intellectual Property Rights of a Third Party predicated on Eversana IP; or (iii) a breach of a representation, warranty or covenant set forth in this Agreement by an Eversana indemnitee; provided, however, that Eversana shall not be required to indemnify, hold harmless or defend any Zosano Indemnitee against any claim to the extent that Zosano has an obligation to indemnify a Eversana Indemnitee under Section 13.1. 13.3. Zosano Reimbursement of Certain Expenses. Zosano shall reimburse Eversana for [***] and Eversana employee [***] in connection with any of the following events or occurrences, [***] of its express obligations contained in this Agreement: (i) [***]; or (ii) [***]. 13.4. Procedures. Any indemnified party submitting an indemnity claim under this Section 13, as applicable (“Indemnified Party”) shall: (a) promptly notify the indemnifying Party (“Indemnifying Party”), of such claim in writing and furnish the Indemnifying Party with a copy of the applicable communication, notice or other action relating to the event for which indemnity is sought; provided that, no failure to provide such notice pursuant to this clause (i) shall relieve the Indemnifying Party of its indemnification obligations, except to the extent such failure materially prejudices the Indemnifying Party’s ability to defend or settle the claim; (ii) give the Indemnifying Party the authority, information and assistance necessary to defend or settle such suit or proceeding in such a manner as the Indemnifying Party shall determine; and (iii) give the Indemnifying Party sole control of the defense (including without limitation the right to select counsel, at the Indemnifying Party’s expense) and the sole right to compromise and settle such suit or proceeding; provided, however, that in the case of the foregoing clauses (ii) and (iii), the Indemnifying Party shall not, without the written consent of the Indemnified Party, compromise or settle any suit or proceeding unless such compromise or settlement (x) is solely for monetary damages (for which the Indemnifying Party shall be responsible), (y) does not impose injunctive or other equitable relief against the Indemnified Party and (z) includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding. The Indemnified Party (in its capacity as such) may participate in the defense at its own expense. 13.5. Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT AS A RESULT OF GROSS NEGLIGENCE, COMMON LAW FRAUD OR WILLFUL MISCONDUCT, A BREACH OF ARTICLE 11 OR SECTION 2.2.b OR IN CONNECTION WITH A PARTY’S INDEMNIFICATION OBLIGATIONS SET FORTH HEREIN, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER OR THEIR AFFILIATES, FOR ANY CLAIMS, DEMANDS OR SUITS FOR CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR MULTIPLE DAMAGES, OR FOR LOSS OF PROFITS, REVENUE OR INCOME, DIMINUTION IN VALUE OR LOSS OF BUSINESS OPPORTUNITY (IN EACH CASE, WHETHER OR NOT FORESEEABLE AT THE EFFECTIVE DATE) OR ANY DAMAGES CALCULATED BY REFERENCE TO A MULTIPLIER OF REVENUE, PROFITS, OR SIMILAR METHODOLOGY, CONNECTED WITH OR RESULTING FROM ANY BREACH OF THIS AGREEMENT, OR ANY ACTIONS UNDERTAKEN IN CONNECTION WITH, OR RELATED HERETO, INCLUDING WITHOUT LIMITATION ANY SUCH DAMAGES WHICH ARE 31

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. BASED UPON BREACH OF CONTRACT, TORT, BREACH OF WARRANTY, STRICT LIABILITY, STATUTE, OPERATION OF LAW OR ANY OTHER THEORY OF RECOVERY. EACH PARTY FURTHER ACKNOWLEDGES AND AGREES THAT UPON ANY BREACH OF A WARRANTY BY A PARTY CONTAINED HEREIN, EXCEPT TO THE EXTENT SUCH BREACH IS A RESULT OF SUCH PARTY’S GROSS NEGLIGENCE, COMMON LAW FRAUD OR WILLFUL MISCONDUCT, OR ARISES IN CONNECTION WITH SUCH PARTY’S INDEMNIFICATION OBLIGATIONS SET FORTH HEREIN, SUCH PARTY’S MAXIMUM LIABILITY TO THE OTHER PARTY FOR DAMAGES SHALL IN NO EVENT EXCEED THE SUM OF ALL PAYMENTS ACTUALLY RECEIVED FROM OR PAID BY THE OTHER PARTY DURING THE SIX (6) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE THE PARTY’S CLAIM AROSE”, PROVIDED THAT DURING THE ONE (1) YEAR PERIOD COMMENCING UPON THE EFFECTIVE DATE, THE MAXIMUM LIABILITY SHALL BE [***] DOLLARS ($[***]) [***] AND DURING THE [***] OF THE EFFECTIVE DATE, THE MAXIMUM LIABILITY SHALL BE [***] DOLLARS ($[***]) [***]. 13.6. Insurance. Each Party shall at all times maintain general liability insurance policies or self- insurance in such amounts and with such scope of coverage as are normal and customary in the pharmaceutical industry for a Person of comparable size and engaged in activities comparable to the activities in which such Party engages hereunder. As of the NDA Approval Date, Zosano shall maintain Product Liability insurance of at least [***] dollars ($[***]) (and increasing to [***] dollars ($[***]) prior to Commercial Launch) naming Eversana as an additional insured under such policy, it being understood and agreed that Eversana shall not need to obtain any product liability insurance during the Term. If requested by the other Party, the insured Party shall furnish a certificate of insurance or other reasonable proof of coverage (which may be a certificate or other evidence issued by a Party under a program of self-insurance) evidencing the requisite coverage required under this Section 13.6 during the Term. The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then such Party shall continue to maintain such insurance after the expiration or termination of this Agreement for a period of [***] years. 14. TERM AND TERMINATION 14.1. Term. The Agreement shall take into effect as of the Effective Date and shall remain in effect for a term of five (5) years after the NDA Approval Date unless earlier terminated as provided hereunder (the “Term”). 14.2. Termination. This Agreement may be terminated as follows: a. Termination for Delays in Providing Pre-Commercial and Commercial Plans and Budgets. Zosano shall have the right to terminate this Agreement immediately upon written notice to Eversana if Eversana does not provide the initial (i) Pre-Commercial Plan and Pre-Commercial Budget to the Committee for review and approval within seventy- five (75) days of the Effective Date or (ii) the initial Commercial Plan and Commercial Budget for review and approval within ninety (90) days of the Effective Date. b. Termination for Late Approval. Either Party shall have the right to terminate this Agreement if NDA Approval does not occur by July 31, 2021 effectively upon providing written notice to the other Party within sixty (60) days after such date (such notice to be effective upon receipt thereof by the other Party). 32

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. c. Termination for Discontinuance of Product Commercialization in the Territory. Zosano may, in its sole discretion, decide to discontinue its development or Commercialization efforts for the Product in the Territory, and in connection therewith, may terminate this Agreement upon sixty (60) days prior written notice provided to Eversana. In the event Zosano terminates the Agreement pursuant to this Section 14.2c. during the first [***] from the Effective Date, Zosano shall pay Eversana an early termination fee in an amount equal to [***] percent ([***]%) of the Commercialization Fees actually incurred by Eversana up to the termination date and not previously reimbursed to Eversana. d. Termination for Revenue Shortfall. Each Party shall be entitled to terminate the Agreement if cumulative Net Profits are negative in at least [***] commencing upon or after the date that is [***] after the Commercial Launch, by providing the other Party with thirty (30) days’ prior written notice, provided that such condition is not directly attributable to breach by the terminating Party of its obligations under this Agreement. e. Termination upon Material Breach. Either Party may terminate this Agreement by written notice to the other Party if the other Party materially breaches this Agreement, and such breach is not cured within sixty (60) days after the other Party receives written notice of such breach from such Party specifying in detail the nature and extent of the alleged material breach. Such termination shall be effective upon a subsequent written notice from such Party after expiration of the foregoing sixty (60) day period. f. Termination for Insolvency. Either Party may terminate this Agreement immediately on written notice if the other Party (or, if applicable, a parent of such other Party) shall file in any court or Governmental Authority, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the other Party or of its assets, or if the other Party (or, if applicable, a parent of such other Party) shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party (or, if applicable, a parent of such other Party) shall propose or be a party to any dissolution or liquidation, or if the other Party (or, if applicable, a parent of such other Party) shall make a general assignment for the benefit of its creditors. g. Termination for Change of Control. In the event of a Change of Control of Zosano, Zosano will make reasonable efforts to ensure that such Third Party (“Acquiring Party”) will continue to utilize the Services of Eversana for the remainder of the Term. Notwithstanding the prior sentence, Zosano shall have the right to terminate this Agreement upon entering into a definitive binding agreement for a Change of Control of Zosano upon sixty (60) days advance written notice provided to Eversana, such notice to be provided to Eversana at any time within the [***] day period following the effective date of such Change of Control. [***] Eversana shall also receive all payments due in accordance with Section 14.6 below. Any termination payment owed under this Section 14.2.g would be reduced by the amount of previously reimbursed Commercialization Fees and Profit Split share payments paid for the relevant twelve (12) month period. h. Termination for Recall; Failure to Launch. Either Party may terminate this Agreement 33

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. upon ninety (90) days written notice to the other Party if: (i) the Product is subject to a recall in the Territory based on material safety concerns for the Product, which shall not include any recall for packaging or labeling issues, manufacturing concerns, or the like; or (ii) the Product is not Commercially Launched within [***] of the NDA Approval Date, other than by reason of the terminating Party’s failure to perform its obligations under this Agreement, provided that a written notice of termination is given within sixty (60) days of the end of the [***] month period. i. Termination for Product Withdrawal. Eversana can terminate this Agreement upon thirty (30) days written notice to Zosano if: (i) Zosano withdraws the Product from the market in the Territory for a period of greater than ninety (90) days, provided that a written notice of termination is given within sixty (60) days after the expiration of such ninety (90) day Product withdrawal period. 14.3. Effect of Termination or Expiration. a. Upon the effective date of expiration or termination of this Agreement, and subject to Section 14.3.b below, Eversana shall promptly cease all performance of the Services and promptly discontinue the use of any Zosano IP, Arising Product IP, Product Trademarks, Product Copyrights, and Corporate Trademarks. At Zosano’s election, Eversana either shall (a) promptly return to Zosano or (b) destroy and certify to Zosano such destruction of, all Promotional Materials, training materials, and all other information and materials related to the Product or the activities provided for by this Agreement. b. Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit any remedies that may otherwise be available in law or equity. 14.4. Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration, including, without limitation, Eversana’s rights to any amounts owed by Zosano hereunder and pursuant to the Loan Agreement. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. 14.5. Loan Agreement. On termination or expiration of this Agreement for any reason, Zosano shall owe Eversana all amounts due pursuant to the Loan Agreement, in accordance with the terms set forth in the Loan Agreement. For clarification, there are no circumstances pursuant to which Zosano shall not repay Eversana for all amounts loaned by Eversana to Zosano, pursuant to the Loan Agreement. 14.6. Payments Due Eversana Upon Termination. In addition to other payment obligations set forth in this Agreement due on termination, in the event of termination of this Agreement: Zosano shall reimburse or pay Eversana for: a. [***] percent ([***]%) of all Commercialization Fees owed by Zosano to Eversana as of the date termination it; 34

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. b. Eversana’s share of the any remaining positive Profit Split not already paid and due as of the effective date of termination. c. Fees and expenses incurred (or to be incurred by Eversana following termination) for work to be provided by Third Parties and other related commitments entered into by Eversana pursuant to written agreements existing at the time of termination in connection with the Services that could not be terminated; provided Eversana uses reasonable efforts to mitigate such costs and expenses incurred. d. the following expenses actually incurred by Eversana (or to be incurred by Eversana) related to fleet automobiles provided to members of the Sales Force and supported by reasonable documentation: (i) a [***] early termination fee (if any); and (ii) a [***] in the amount equal to the net loss to Eversana on such [***] determined by deducting the [***], as of date the [***] is returned to Eversana's [***] provider, [***]; and (iii) all remaining [***] by Eversana between the [***]; and (iv) [***] by Eversana. 14.7. Survival. The rights and obligations of the Parties set forth in Section 1 (Definitions), Section 2.3.a (Other Rights and Obligations), Section 2.7 (Non-Solicitation), Section 6.1 (Ownership of Regulatory Documentation and Approvals), Section 8.1.c (Eversana Compliance with Laws and Policies), Section 10 (Statement, Record-keeping and Audits), Section 11 (Confidentiality), Section 13 (Indemnification, Limitation of Liability and Insurance), Section 14.3 (Effect of Termination), Section 14.4 (Accrued Rights), Section 14.5 (Loan Agreement), Section 14.6 (Payments on Termination), Section 14.7 (Survival), Section 15 (Notice), and Section 16 (General Provisions) shall survive the termination or expiration of this Agreement. 15. NOTICE Any notice or written communication provided for in this Agreement by a Party to the other Party, including without limitation but not limited to any and all offers, writings, or notices to be given hereunder, shall be made by registered mail or by courier service delivered letter, promptly transmitted or addressed to the appropriate Party. The date of receipt of a notice or communication hereunder shall be the date of delivery confirmed by the USPS or the courier service in the case of a courier service delivered letter. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to the other Party effective as above. Notice to Zosano: [***] Address: Zosano Pharma Corporation 34790 Ardentech Court Fremont, California 94555 35

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. With a copy to: Latham and Watkins LLP 140 Scott Drive, Menlo Park, CA, 94025 Attention: [***] Notice to Eversana: [***] Address: EVERSANA Life Science Services, LLC 190 N. Milwaukee Street Milwaukee, WI 53202 With a copy to: [***] EVERSANA Life Science Services, LLC 190 N. Milwaukee Street Milwaukee, WI 53202 16. GENERAL PROVISIONS 16.1. Force Majeure. Except as otherwise set out in this Agreement, no Party to this Agreement shall have any liability whatsoever or (without prejudice to any payments of monies due) be deemed to be in default for any delays or failures in performance of any of its obligations under this Agreement to the extent such delay or failure is caused by or results from causes beyond the reasonable control of the affected Party, potentially including without limitation, pandemics. embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority (including without limitation government shut down) or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical. The affected Party shall use all reasonable endeavors to remedy the event or limit the effects of the said event of force majeure upon the other Party in a timely manner. When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution. If any force majeure event continues for a period of at least [***] days that would prevent the performance of any material obligation of or receipt of any material benefit (including, without limitation, payment) by a Party under this Agreement, the affected Party shall have the right to terminate this Agreement upon thirty (30) days written notice to the other Party. 16.2. Governing Law. This Agreement shall in all respects be governed by and interpreted according to the laws of Delaware and the United States without regard to or application of conflict-of-law rules or principles. 16.3. Integrity. This Agreement together with the Exhibits attached hereto constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior agreements, understandings and discussions, whether oral or written, of the Parties with respect to the subject matter hereof. Any modification of this Agreement shall be effective only when made in writing and signed and delivered by the Parties. 36

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. 16.4. Assignability. Neither Party may assign this Agreement without the consent of the other Party, except either Party may assign this Agreement in whole or in part to any Affiliate of such Party without the consent of the other Party. Further, either Party may assign this Agreement, and all of its rights and obligations, without the consent of the other Party, to its successor in interest by way of merger, acquisition, or sale of all or substantially all of its business or assets; provided that, the assigning Party provides the other Party with written notice of such assignment within [***] days after such assignment, merger, acquisition or sale. 16.5. Severability. If any provision contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed by limiting such invalid, illegal or unenforceable provision, or if such is not possible, by deleting such invalid, illegal or unenforceable provision from this Agreement; provided that (i) such provision shall be deemed to be replaced by a provision which achieves the original intent of the Parties to the fullest extent possible; (ii) should this Agreement as a result of such deleting no longer reflect the good faith intent of the Parties, either Party may propose amendments to the other provisions of this Agreement in order to have the Agreement correspond to such good faith intent and the Parties shall negotiate in good faith on such amendments. 16.6. Waiver. No course of dealing or failing of either Party to strictly enforce any term, right or condition of this Agreement in any instance shall be construed as a general waiver or relinquishment of such term, right or condition. Such waiver or relinquishment (either generally or any given instance and either retroactively or prospectively) shall only be effective if made expressly in writing by the Party with reference to the specific term, right or condition. 16.7. No Third Party Rights. The provisions of this Agreement are for the sole benefit of the Parties, their successors and permitted assignees, and they shall not be construed as conferring any rights in any other Persons except as otherwise expressly provided in this Agreement. 16.8. Headings. The descriptive headings in this Agreement are for convenience only and shall not be interpreted so as to limit or affect in any way the meaning of the language in the pertaining article, section, paragraph or sub-paragraph. 16.9. Costs and Expenses. Each Party shall, unless specifically otherwise agreed hereunder, bear their own costs and expenses connected with such Party’s activities and performance under this Agreement. 16.10. Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures. 37

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date. Zosano Pharma Corporation By: /s/ Steven Lo________________________________ Name: Steven Lo Title: President & Chief Executive Officer Eversana Life Science Services, LLC By: /s/ Gregory Skalicky________________________________ Name: Gregory Skalicky Title: Chief Revenue Officer 38

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. EXHIBIT A PRE- COMMERCIAL SERVICES Omitted pursuant to Regulation S-K, Item 601(a)(5). 39

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. EXHIBIT B LAUNCH and COMMERCIAL SERVICES Omitted pursuant to Regulation S-K, Item 601(a)(5). 40

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. EXHIBIT C FUNCTIONAL SERVICES Omitted pursuant to Regulation S-K, Item 601(a)(5). 41

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. EXHIBIT D CORPORATE FUNCTIONS Omitted pursuant to Regulation S-K, Item 601(a)(5). 42

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. EXHIBIT E Initial Alliance Managers For Zosano Pharma, Inc.: [***] For Eversana, Inc.: [***] 43

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. Exhibit F Terms and Conditions to be incorporated into the Loan Agreement • [***] 44